Exhibit 10.3

THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”), OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION INCLUDING, WITHOUT LIMITATION, ALABAMA, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN ANY MANNER UNLESS THEY ARE REGISTERED UNDER SUCH ACT AND THE SECURITIES LAWS OF ANY APPLICABLE JURISDICTIONS OR UNLESS PURSUANT TO AN EXEMPTION THEREFROM.
CONVERTIBLE PROMISSORY NOTE

Birmingham, Alabama
$430,000.00	February 24, 2009
     For value received, CapitalSouth Bancorp, a Delaware corporation (the “Company”), promises to pay to Jake Bowen, an individual resident of the State of Florida (the “Holder”), at such place as the Holder may designate from time to time in writing, the principal sum of Four Hundred Thirty Thousand and 00/100 Dollars ($430,000.00) with interest on the unpaid balance thereof from the date hereof until paid in full. Interest shall accrue on the outstanding principal balance from the date hereof until paid at a variable per annum rate equal to the LIBOR Rate (as defined herein) plus 2.0%. The interest rate accruing on the principal balance of this Note shall be set as of the date hereof and adjusted on the first (1st) day of each calendar month thereafter during the term of this Note (each such day being hereinafter referred to as a “Change Date”). The “LIBOR Rate” shall mean the London Interbank Offered Rate, as published in The Wall Street Journal for deposits of United States Dollars. The LIBOR Rate shall be determined by the Holder and shall be based upon the then applicable one-month LIBOR Rate on each respective Change Date. In the event that any Change Date falls on a day on which The Wall Street Journal is not published or the LIBOR Rate is not available, the LIBOR Rate shall be determined from the immediately preceding edition of The Wall Street Journal in which the LIBOR Rate is available. If the LIBOR Rate is no longer published in The Wall Street Journal or is no longer available, the Holder will select a new index that is reasonably determined by the Holder to be comparable to the LIBOR Rate.
     Any and all amounts due under this Note, including but not limited to, any outstanding principal and accrued but unpaid interest shall be immediately due and payable by the Company on the earlier of (i) the 1st day of January, 2012, or (ii) the date Bowen receives approval to purchase the Additional Shares (as defined below) pursuant to a Notice of Change in Control filed by Bowen with the Board of Governors of the Federal Reserve System (the “FRB”) (the “Maturity Date”).
     Interest shall be payable on the Maturity Date. The Company may pay in advance the principal sum of this loan, in whole or in part, with accrued interest to the date of prepayment, without penalty or fee.
     This Note is “Bowen Note III” contemplated by the Securities Purchase Agreement by and between the Company and Bowen dated as of the date hereof (the “Securities Purchase Agreement”). Capitalized terms used in this Note and not otherwise defined shall have the meanings ascribed to them in the Securities Purchase Agreement unless the context clearly requires otherwise.

     Upon receipt of approval by the FRB of a Notice in Change in Control filed by Bowen and his affiliates with respect to the Additional Shares (as defined in the Securities Purchase Agreement), the then outstanding principal balance of this Note and all accrued but unpaid interest thereon shall automatically convert into 215,000 shares of common stock of the Company, or if the FRB approves a lesser amount, the amount of shares of common stock of the Company actually approved by the FRB (the “Conversion Shares”). Upon conversion of this Note, Bowen shall surrender this Note, duly endorsed, at the principal office of the Company. The Company will, as soon as practicable thereafter, issue and deliver to Bowen a certificate for the Conversion Shares. If the FRB approves an amount of shares to be purchased by Bowen which is less than 215,000 shares, then, in addition to delivering a new certificate for the Conversion Shares, the Company will deliver a new promissory note to Bowen in the amount of the difference between (i) $430,000 and (ii) the amount of the Conversion Shares multiplied by $2.00 per share, on terms mutually agreed upon by the parties.
     It is hereby agreed that if default is made in the payment of this Note or any part hereof or any interest hereon and such remains uncured for a period of ten (10) days or more after written notice from the Holder to the Company, or if the Company shall become bankrupt or insolvent, then, at the option of the Holder, the entire unpaid principal balance of this Note, with accrued interest thereon, shall become due and payable in full at the option of the Holder, time being of the essence of this instrument and thereafter the unpaid principal balance hereof shall bear interest at a fixed rate of 8% per annum.
     The Company waives demand, presentment, protest, notice of protest, suit and all other requirements necessary to hold it liable, and the Company agrees that time of payment may be extended or renewal notes taken or other indulgences granted without notice of, or consent to, such action, and without release of liability. The Company agrees to pay after default all costs of collecting or securing or attempting to collect or secure this Note, including reasonable attorneys’ fees.
     The provisions hereof are binding on the successors and assigns of the Company, and shall inure to the benefit of the Holder, his heirs, executors, administrators and assigns.
     All rights and remedies of the Holder hereunder and under any statute or rule of law shall be cumulative and may be exercised successively or concurrently. This Note shall be governed by and construed in accordance with the laws of the State of Alabama.
     THE CORPORATION HEREBY UNCONDITIONALLY WAIVES CORPORATION’S RIGHT TO A JURY TRIAL ON ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS). THIS WAIVER IS IRREVOCABLE AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THIS NOTE. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
     All actions with respect to this Note may be instituted in the Circuit Courts of the State of Alabama sitting in Jefferson County, Alabama, or the United States District Court for the Northern District of Alabama sitting in Birmingham, Alabama, as the Holder might elect from time to time, and by execution and delivery of this Note, Company irrevocably and unconditionally submits to the jurisdiction (both subject matter and personal) of each such court and irrevocably and unconditionally waives: (1) any objection the undersigned might now or hereafter have to the venue in any such court; and (2) any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum.
     This Note is given in substitution of, and not in payment or novation of, that certain Promissory Note, dated September 14, 2007, in the amount of $1,500,000 (the “Original Note”). A portion of the Original Note has been converted into common stock of the Company and certain promissory notes, including this Note, have been issued with respect to the remaining balance thereof.

CAPITALSOUTH BANCORP

By:	/s/ W. Dan Puckett

Name:	W. Dan Puckett
Its:	Chairman and Chief Executive Officer

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